                      Distribution and Service Plan and Agreement

                                          With

                           OppenheimerFunds Distributor, Inc.

                                 For Class B Shares of

                            Oppenheimer Multi Cap Value Fund

This  Distribution  and Service Plan and Agreement  (the "Plan") is dated as of the ____
day of __________,  2002, by and between  Oppenheimer  Multi Cap Value Fund (the "Fund")
and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the Fund's  written  distribution  and service plan for
         ---------
Class B shares of the Fund (the  "Shares"),  designed to comply with the  provisions  of
Rule 12b-1,  as it may be amended from time to time (the "Rule"),  under the  Investment
Company Act of 1940 (the "1940  Act").  Pursuant  to this Plan the Fund will  compensate the  Distributor for its services in connection  with the  distribution  of Shares,  and
the  personal  service  and  maintenance  of  shareholder   accounts  that  hold  Shares
("Accounts").  The  Fund  may  act as  distributor  of  securities  of  which  it is the issuer,  pursuant  to the  Rule,  according  to the  terms of this  Plan.  The terms and provisions of this Plan shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions  contained in (i) the Fund's  Registration  Statement,
(ii) the 1940 Act,  (iii) the Rule,  (iv) Rule 2830 of the Conduct Rules of the National
Association  of  Securities  Dealers,  Inc.,  or any amendment or successor to such rule
(the   "NASD   Conduct   Rules")   and  (v)  any   conditions   pertaining   either   to
distribution-related  expenses  or to a plan  of  distribution  to  which  the  Fund  is subject  under  any  order on  which  the Fund  relies,  issued  at any time by the U.S.
Securities and Exchange Commission ("SEC").

2.       Definitions.  As used  in  this  Plan,  the  following  terms  shall  have  the
         -----------
following meanings:

         (a)      "Recipient"  shall mean any broker,  dealer,  bank or other  person or entity which: (i) has rendered  assistance  (whether direct,  administrative or both) in the  distribution  of  Shares  or has  provided  administrative  support  services  with respect  to Shares  held by  Customers  (defined  below) of the  Recipient;  (ii)  shall furnish  the  Distributor  (on  behalf  of  the  Fund)  with  such  information  as  the
Distributor  shall  reasonably  request to answer such questions as may arise concerning the sale of Shares;  and (iii) has been selected by the Distributor to receive  payments under the Plan.

         (b)      "Independent  Trustees"  shall mean the members of the Fund's Board of
Trustees who are not  "interested  persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect  financial  interest in the  operation of this Plan or in any agreement relating to this Plan.

          (c)     "Customers"   shall  mean  such   brokerage  or  other   customers  or
investment  advisory or other clients of a Recipient,  and/or  accounts as to which such
Recipient  provides   administrative  support  services  or  is  a  custodian  or  other fiduciary.

         (d)      "Qualified  Holdings"  shall  mean,  as to any  Recipient,  all Shares owned  beneficially  or of record  by:  (i) such  Recipient,  or (ii)  such  Recipient's
Customers,  but in no event  shall  any such  Shares  be  deemed  owned by more than one
Recipient  for  purposes of this Plan.  In the event that more than one person or entity would  otherwise  qualify as  Recipients as to the same Shares,  the Recipient  which is the dealer of record on the  Fund's  books as  determined  by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.
         -------------------------------------------------------------------------

         (a)      Payments to the  Distributor.  In  consideration  of the payments made
                  -----------------------------
by  the  Fund  to the  Distributor  under  this  Plan,  the  Distributor  shall  provide administrative  support  services  and  distribution  assistance  services  to the Fund.
Such services  include  distribution  assistance  and  administrative  support  services rendered in  connection  with Shares (1) sold in  purchase  transactions,  (2) issued in exchange for shares of another  investment  company for which the Distributor  serves as distributor or  sub-distributor,  or (3) issued pursuant to a plan of  reorganization to which  the Fund is a party.  If the  Board  believes  that  the  Distributor  may not be rendering  appropriate  distribution  assistance or  administrative  support services in connection with the sale of Shares,  then the Distributor,  at the request of the Board, shall provide the Board with a written  report or other  information  to verify that the
Distributor is providing  appropriate  services in this regard.  For such services,  the
Fund will make the following payments to the Distributor:

                  (i)  Administrative  Support  Services Fees.  Within  forty-five  (45)
                       ---------------------------------------
days of the end of each calendar  quarter,  the Fund will make payments in the aggregate amount of 0.25% on an annual basis of the average  during that  calendar  quarter of the aggregate  net asset value of the Shares  computed as of the close of each  business day
(the "Service  Fee").  Such Service Fee payments  received from the Fund will compensate
the  Distributor  for  providing   administrative   support  services  with  respect  to
Accounts.   The  administrative   support  services  in  connection  with  Accounts  may
include,  but shall not be  limited  to,  the  administrative  support  services  that a
Recipient may render as described in Section 3(b)(i) below.

                  (ii) Distribution  Assistance Fees (Asset-Based Sales Charge).  Within
                       ---------------------------------------------------------
ten (10) days of the end of each month,  the Fund will make  payments  in the  aggregate amount of 0.75% on an annual  basis of the  average  during  the month of the  aggregate net  asset  value  of  Shares  computed  as of the  close  of  each  business  day  (the
"Asset-Based  Sales Charge")  outstanding until such Shares are repurchased or converted to  another  class of shares of the Fund,  provided,  however,  that a  majority  of the
Independent  Trustees  may,  but are not  obligated  to,  set a time  period  (the "Fund
Maximum Holding  Period") from time to time for such payments.  Such  Asset-Based  Sales
Charge  payments  received from the Fund will  compensate the  Distributor for providing distribution assistance in connection with the sale of Shares.

                  The  distribution  assistance  to be  rendered by the  Distributor  in connection  with the Shares may  include,  but shall not be limited  to, the  following:
(i) paying  sales  commissions  to any broker,  dealer,  bank or other  person or entity that sells  Shares,  and/or  paying such  persons  "Advance  Service Fee  Payments"  (as defined below) in advance of, and/or in amounts  greater than,  the amount  provided for in  Section  3(b) of  this  Agreement;  (ii)  paying  compensation  to and  expenses  of personnel of the  Distributor who support  distribution  of Shares by Recipients;  (iii)
obtaining  financing or providing  such  financing  from its own  resources,  or from an
affiliate,   for  the  interest  and  other   borrowing   costs  of  the   Distributor's
unreimbursed expenses incurred in rendering  distribution  assistance and administrative support  services  to the  Fund;  and  (iv)  paying  other  direct  distribution  costs,
including   without   limitation  the  costs  of  sales   literature,   advertising  and
prospectuses  (other than those prospectuses  furnished to current holders of the Fund's shares  ("Shareholders")) and state "blue sky" registration expenses.

         (b)      Payments to Recipients.  The Distributor is authorized  under the Plan
                  -----------------------
to  pay  Recipients  (1)  distribution   assistance  fees  for  rendering   distribution
assistance in  connection  with the sale of Shares and/or (2) service fees for rendering administrative  support  services  with respect to Accounts.  However,  no such payments shall be made to any Recipient  for any such quarter in which its Qualified  Holdings do not  equal  or  exceed,  at the  end of  such  quarter,  the  minimum  amount  ("Minimum
Qualified  Holdings"),  if any,  that may be set from time to time by a majority  of the
Independent  Trustees.  All fee payments made by the  Distributor  hereunder are subject to  reduction  or  chargeback  so that the  aggregate  service fee  payments and Advance
Service Fee  Payments do not exceed the limits on  payments to  Recipients  that are, or may be, imposed by the NASD Conduct  Rules.  The  Distributor  may make Plan payments to any  "affiliated  person"  (as  defined  in the  1940  Act) of the  Distributor  if such affiliated  person  qualifies as a Recipient or retain such payments if the  Distributor qualifies as a Recipient.

                  (i)  Service  Fee.  In  consideration  of the  administrative  support
                       -------------
services provided by a Recipient during a calendar  quarter,  the Distributor shall make service fee payments to that Recipient  quarterly,  within  forty-five  (45) days of the end of each  calendar  quarter,  at a rate not to exceed 0.25% on an annual basis of the average  during  the  calendar  quarter  of the  aggregate  net asset  value of  Shares, computed as of the close of each business day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient  or by its  Customers  for a period of more than the minimum  period (the "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Trustees.

                  Alternatively,  the  Distributor  may,  at its sole  option,  make the following service fee payments to any Recipient  quarterly,  within forty-five (45) days of the end of each calendar  quarter:  (i) "Advance  Service Fee Payments" at a rate not to exceed 0.25% of the average  during the calendar  quarter of the  aggregate net asset value of Shares,  computed  as of the close of business on the day such Shares are sold, constituting  Qualified  Holdings,  sold by the Recipient  during that quarter and owned beneficially  or of record by the Recipient or by its  Customers,  plus (ii) service fee payments  at a rate not to exceed  0.25% on an annual  basis of the  average  during the calendar  quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned beneficially or of record by the  Recipient  or by its  Customers  for a period of more than one (1) year.  At the
Distributor's  sole  option,  the Advance  Service Fee  Payments  may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event Shares are redeemed  less than one year after the date such Shares were sold,  the Recipient is obligated  to and will  repay  the  Distributor  on  demand a pro rata  portion  of such
Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

                  The  administrative  support  services to be rendered by Recipients in connection  with the Accounts may include,  but shall not be limited to, the  following:
answering  routine  inquiries  concerning the Fund,  assisting in the  establishment and maintenance  of accounts or  sub-accounts  in the Fund and processing  Share  repurchase
transactions,   making  the  Fund's   investment  plans  and  dividend  payment  options
available,  and providing  such other  information  and services in connection  with the rendering of personal  services and/or the  maintenance of Accounts,  as the Distributor or the Fund may reasonably request.

                  (ii)  Distribution   Assistance  Fees  (Asset-Based   Sales  Charge)
                        ----------------------------------------------------------------
Payments.  In its sole discretion and  irrespective of whichever  alternative  method of making  service fee payments to Recipients is selected by the  Distributor,  in addition
the  Distributor  may  make   distribution   assistance  fee  payments  to  a  Recipient
quarterly,  within  forty-five  (45) days after the end of each calendar  quarter,  at a rate not to exceed  0.1875%  (0.75%  on an  annual  basis)  of the  average  during  the calendar  quarter of the  aggregate  net asset value of Shares  computed as of the close of each business day  constituting  Qualified  Holdings owned  beneficially or of record by the  Recipient or its  Customers  until such Shares are  repurchased  or converted to another  class  of  shares  of the  Fund,  provided,  however,  that a  majority  of the
Independent  Trustees may, but are not  obligated to, set a time period (the  "Recipient
Maximum  Holding  Period")  for  making  such  payments.   Distribution  assistance  fee
payments  shall  be made  only to  Recipients  that  are  registered  with  the SEC as a broker-dealer or are exempt from registration.

                  The  distribution  assistance  to be  rendered  by the  Recipients  in connection  with the sale of  Shares  may  include,  but shall not be  limited  to,  the following:  distributing  sales literature and  prospectuses  other than those furnished to current Shareholders,  providing  compensation to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the  Recipient,  and providing such other  information  and services in connection  with the  distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority of the  Independent  Trustees  may at any time or from time to time  increase or decrease the rate of fees to be paid to the  Distributor  or to any
Recipient,  but not to exceed the rates set forth above,  and/or direct the  Distributor to set,  eliminate  or modify the Fund  Maximum  Holding  Period,  any  Minimum  Holding
Period,  the Recipient  Maximum  Holding  Period and/or any Minimum  Qualified  Holdings
and/or to split  requirements  so that  different  time periods apply to shares that are afforded  different  shareholder  privileges and features.  The Distributor shall notify all Recipients of any Minimum  Qualified  Holdings,  Maximum  Holding Period and Minimum
Holding Period that are  established  and the rate of payments  hereunder  applicable to
Recipients,  and shall  provide each  Recipient  with written  notice within thirty (30)
days after any change in these  provisions.  Inclusion  of such  provisions  or a change
in  such   provisions  in  a  revised  current   prospectus,   Statement  of  Additional
Information or supplement to either shall constitute sufficient notice.

         (d)      The  Service  Fee and the  Asset-Based  Sales  Charge  on  Shares  are
subject  to  reduction  or  elimination  under the  limits  that  apply to such fees and charges under the NASD Conduct Rules relating to sales of shares of open-end funds.

         (e)      Under  the  Plan,  payments  may  also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which  may  include  profits derived  from the advisory fee it receives  from the Fund),  or (ii) by the  Distributor
(a subsidiary of OFI), from its own resources,  from  Asset-Based  Sales Charge payments or from the proceeds of its  borrowings,  in either case,  in the  discretion  of OFI or the Distributor, respectively.

         (f)      Recipients   are  intended  to  have  certain  rights  as  third-party
beneficiaries  under this Plan,  subject to the  limitations  set forth below. It may be presumed  that a  Recipient  has  provided  distribution  assistance  or  administrative support services  qualifying for payment under the Plan if it has Qualified  Holdings of
Shares  that  entitle  it to  payments  under the Plan.  In the event  that  either  the
Distributor or the Board should have reason to believe that,  notwithstanding  the level of  Qualified  Holdings,  a  Recipient  may not be  rendering  appropriate  distribution assistance  in connection  with the sale of Shares or  administrative  support  services for  Accounts,  then the  Distributor,  at the request of the Board,  shall  require the
Recipient  to  provide  a  written  report  or other  information  to  verify  that said
Recipient is  providing  appropriate  distribution  assistance  and/or  services in this regard.  If the  Distributor or the Board of Trustees  still is not satisfied  after the receipt of such report,  either may take appropriate  steps to terminate the Recipient's status as such  under the  Plan,  whereupon  such  Recipient's  rights as a  third-party beneficiary  hereunder shall terminate.  Additionally,  in their discretion,  a majority of the Fund's Independent  Trustees at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient,  where upon such  person's or entity's  rights as
a  third-party   beneficiary   hereof  shall   terminate.   Notwithstanding   any  other
provision  of this Plan,  this Plan does not obligate or in any way make the Fund liable to make any  payment  whatsoever  to any  person or entity  other than  directly  to the
Distributor.  The  Distributor has no obligation to pay any Service Fees or Distribution
Assistance  Fees to any  Recipient  if the  Distributor  has  not  received  payment  of
Service Fees or Distribution Assistance Fees from the Fund.

4.       Selection  and  Nomination  of  Trustees.  While  this Plan is in  effect,  the
         ----------------------------------------
selection and  nomination of persons to be Trustees of the Fund who are not  "interested persons" of the Fund  ("Disinterested  Trustees")  shall be committed to the  discretion of the  incumbent  Disinterested  Trustees.  Nothing  herein shall prevent the incumbent
Disinterested  Trustees from  soliciting the views or the  involvement of others in such selection  or  nominations  as long as the  final  decision  on any such  selection  and nomination is approved by a majority of the incumbent Disinterested Trustees.

5.       Reports.  While  this  Plan is in  effect,  the  Treasurer  of the  Fund  shall
         -------
provide  written  reports to the Fund's  Board for its review,  detailing  the amount of all  payments  made under this Plan and the  purpose for which the  payments  were made.
The reports  shall be provided  quarterly,  and shall state  whether all  provisions  of
Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any  agreement  related  to this Plan shall be in writing
         -------------------
and shall provide  that:  (i) such  agreement  may be  terminated  at any time,  without payment of any  penalty,  by a vote of a majority  of the  Independent  Trustees or by a vote of the  holders  of a  "majority"  (as  defined  in the  1940  Act)  of the  Fund's outstanding  Class B voting  shares;  (ii)  such  termination  shall be on not more than sixty days' written  notice to any other party to the  agreement;  (iii) such  agreement shall  automatically  terminate in the event of its "assignment" (as defined in the 1940
Act);  (iv) such  agreement  shall go into effect  when  approved by a vote of the Board and its  Independent  Trustees  cast in person at a meeting  called  for the  purpose of voting on such  agreement;  and (v) such agreement  shall,  unless  terminated as herein provided,  continue  in effect  from year to year  only so long as such  continuance  is specifically  approved  at least  annually  by a vote of the Board  and its  Independent
Trustees  cast  in  person  at a  meeting  called  for the  purpose  of  voting  on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been
         -----------------------------------------------------------
approved  by a vote of the  Board  and its  Independent  Trustees  cast in  person  at a meeting  called on October  21,  2002,  for the  purpose of voting on this Plan.  Unless terminated as  hereinafter  provided,  it shall  continue in effect until renewed by the
Board in accordance  with the Rule and thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance is  specifically  approved at least annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to increase  materially  the amount of payments to be made under this  Plan,  without  approval  of the Class B  Shareholders  at a meeting called for that purpose,  and all material  amendments must be approved by a vote of the
Board and of the Independent Trustees.

         This  Plan  may  be  terminated  at any  time  by  vote  of a  majority  of the
Independent  Trustees or by the vote of the holders of a  "majority"  (as defined in the
1940  Act) of the  Fund's  outstanding  Class B  voting  shares.  In the  event  of such termination,  the  Board  and its  Independent  Trustees  shall  determine  whether  the
Distributor  shall be  entitled  to  payment  from the Fund of all or a  portion  of the
Service Fee and/or the  Asset-Based  Sales Charge in respect of Shares sold prior to the effective date of such termination.

8.       Disclaimer of Shareholder and Trustee  Liability.  The Distributor  understands
         -------------------------------------------------
that the  obligations  of the Fund under this Plan are not  binding  upon any Trustee or shareholder  of the Fund  personally,  but bind only the Fund and the  Fund's  property.
The  Distributor  represents  that it has notice of the provisions of the Declaration of
Trust  of  the  Fund  disclaiming   Trustee  and  shareholder   liability  for  acts  or
obligations of the Fund.

                                            Oppenheimer Multi Cap Value Fund

                                            By:    _____________________________________
                                                   Robert G. Zack
                                                   Secretary

                                            OppenheimerFunds Distributor, Inc.

                                            By:    _____________________________________
                                                   Katherine P. Feld
                                                   Vice President